Exhibit 4.3

CONNECTURE, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 3rd day of August, 2012, by and among CONNECTURE, INC., a Delaware corporation (the “Company”), the holders of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and options or warrants to purchase Common Stock, listed on EXHIBIT A hereto (the “Key Holders”) and the Persons listed on EXHIBIT B hereto (the “Investors” and collectively with the Key Holders, the “Stockholders”).

WITNESSETH

WHEREAS, the Company and certain Investors (the “Series B Investors”) are parties to the Series B Preferred Stock Purchase Agreement dated August 3, 2012 (as amended from time to time, the “Series B Purchase Agreement”), pursuant to which the Company is selling, and the Series B Investors are purchasing, shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”); and

WHEREAS, certain of the Company’s and the Series B Investors’ obligations under the Series B Purchase Agreement are conditioned on the execution and delivery of this Agreement by the parties hereto.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	VOTING.

1.1 Key Holder Shares; Investor Shares.

(a) Each Key Holder agrees to hold all shares of voting capital stock of the Company registered in such Key Holder’s name or beneficially owned by such Key Holder as of the date hereof and any and all other securities of the Company legally or beneficially acquired (whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise) by such Key Holder after the date hereof (hereinafter collectively referred to as the “Key Holder Shares”) subject to, and to vote such Key Holder’s Key Holder Shares in accordance with, the provisions of this Agreement.

(b) Each Investor agrees to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock, the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock” and together with the Series B Preferred Stock, the “Preferred Stock”)), registered in such Investor’s name or beneficially owned by such Investor as of the date hereof and any and all other securities of the Company legally or

Voting Agreement – Page 2

beneficially acquired (whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise) by such Investor after the date hereof (hereinafter collectively referred to as the “Investor Shares” and collectively with the Key Holder Shares, the “Shares”) subject to, and to vote such Investor’s Investor Shares in accordance with, the provisions of this Agreement.

1.2 Size of the Board. Subject to the provisions of the Company’s certificate of incorporation (as the same may be amended, restated or otherwise modified from time to time, the “Restated Certificate”), each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at eight (8) directors.

1.3 Election of Directors. On all matters relating to the election and removal of directors of the Company, each Stockholder agrees to vote, or cause to be voted, all Shares held by such Stockholder, or over which such Stockholder has voting control from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Company’s Board of Directors (the “Board”):

(a) Four individuals (the “GPP Designees”) designated by GPP – Connecture, LLC (“GPP”), who shall initially be Adam B. Dodler, Brett S. Carlson, Charles V. Myers and David E. Kroin, for so long as GPP and its affiliates continue to own beneficially 10,000,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock, and subject to appropriate adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof). The GPP Designees shall be elected to the directorships to be elected by the holders of the Series B Preferred Stock, voting as a separate class, as contemplated by the Restated Certificate. Any vote taken to remove any director elected pursuant to this Section 1.3(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.3(a), shall also be subject to and comply with the provisions of this Section 1.3(a). Upon the written request of GPP, each Stockholder shall vote all of its respective Shares for the removal of a director elected pursuant to this Section 1.3(a).

(b) One individual (the “Chrysalis Designee”) designated by Chrysalis Ventures II, L.P. (“Chrysalis”), who shall initially be David Jones, for so long as Chrysalis and its affiliates continue to own beneficially and of record at least 5,000,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock and Series A Preferred Stock, and subject to appropriate adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof). The Chrysalis Designee shall be elected to the directorship to be elected by the holders of the Series A Preferred Stock, voting as a separate class, as contemplated by the Restated Certificate. Any vote taken to remove any director elected pursuant to this Section 1.3(b), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.3(b), shall also be subject to and comply with the provisions of this Section 1.3(b). Upon the written request of Chrysalis, each Stockholder shall vote its Shares for the removal of the director elected pursuant to this Section 1.3(b).

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(c) One individual (the “Series A Designee”) designated by the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, who shall initially be Alan Ying. Any vote taken to remove any director elected pursuant to this Section 1.3(c), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.3(c), shall also be subject to and comply with the provisions of this Section 1.3(c). Upon the written request of the holders of a majority of the outstanding shares of Series A Preferred Stock, each Stockholder shall vote its Shares for the removal of the director elected pursuant to this Section 1.3(c).

(d) One individual designated by the holders of a majority of the outstanding shares of Common Stock, voting as a separate class, who shall be the person serving as Chief Executive Officer of the Company, initially Doug Schneider. Any vote taken to remove any director elected pursuant to this Section 1.3(d), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.3(d), shall also be subject to the provisions of this Section 1.3(d). In the event that the person serving as the director to be elected as set forth in Section 1.3(d) ceases to serve as the Chief Executive Officer of the Company and has not resigned as a member of the Board, each Stockholder shall vote all of its respective Shares for the removal of such director at the request of a majority of the Board, excluding the director to be removed.

(e) One individual who shall be an industry representative (the “Outside Director”) (i) designated by (A) the holders of a majority of the outstanding shares of Series A Preferred Stock and Common Stock, voting together as a single class, and (B) a majority of the Board and (ii) subject to the prior written approval of GPP. Any vote taken to remove any director elected pursuant to this Section 1.3(e), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.3(e), shall also be subject to and comply with the provisions of this Section 1.3(e). Upon the written request of the parties entitled to designate and approve the director as provided in the first sentence of this Section 1.3(e), each Stockholder shall vote its Shares for the removal of such director.

1.4 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee, affiliate or agent of any party (a) makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement, (b) shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, and (c) shall have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

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1.5 Legend.

(a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Shares the following restrictive legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Stockholder holds any certificate representing shares of the Company’s capital stock not bearing the Legend, such Stockholder agrees to deliver such certificate to the Company promptly to have such Legend placed on such certificate.

1.6 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares. The Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person, corporation, limited liability company, general or limited partnership, trust, estate, joint venture, governmental entity or any other entity or organization (each, a “Person”) to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Person were a Key Holder or Investor, as applicable.

1.7 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the purchase and sale of Series B Preferred Stock pursuant to the Series B Purchase Agreement, each Stockholder shall be entitled to exercise the full rights of a holder of capital stock of the Company with respect to the Shares.

1.8 Change of Control.

(a) In the event that (x) the Board of Directors, (y) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, and (z) the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single

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class on an as-converted basis ((x), (y) and (z) together, the “Requisite Approval”), approve a transaction or series of related transactions in which a person or entity, or a group of related persons or entities, acquires from the stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”) or a transaction that qualifies as a Deemed Liquidation Event (as defined in the Restated Certificate) (collectively, a “Sale of the Company”), then (i) if the Sale of the Company is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, each Stockholder shall be present, in person or by proxy, at all meetings for the vote thereon, to vote all shares of capital stock held by such Person for and raise no objections to such Sale of the Company, and waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, and (ii) if the Sale of the Company is structured as a sale of the stock of the Company, the Stockholders shall each agree to sell their Shares on the terms and conditions approved by the Requisite Approval; provided in each case that such terms do not provide that such Stockholder would receive as a result of such Sale of the Company less than the amount that would be distributed to such Stockholder in the event the proceeds of such Sale of the Company were distributed in accordance with the liquidation preferences set forth in Restated Certificate (as if such transaction were a Deemed Liquidation Event). The Stockholders shall each take all necessary and desirable actions that received the Requisite Approval in connection with the consummation of the Sale of the Company, including, without limitation, the execution of such agreements and such instruments and other actions reasonably necessary to (i) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Sale of the Company and (ii) effectuate the allocation and distribution of the aggregate consideration upon the Sale of the Company.

(b) No Stockholder shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Restated Certificate (as if such transaction were a Deemed Liquidation Event), unless (i) the holders of at least a majority of the Series B Preferred Stock, voting as a separate class, and (ii) the holders of at least a majority of the Series A Preferred Stock, voting as a separate class, elect otherwise by written notice given to the Company at least 10 days prior to the effective date of any such transaction or series of related transactions.

1.9 Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the Secretary of the Company with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of individuals as members of the Board in accordance with Section 1.3, and votes regarding any Sale of the Company pursuant to Section 1.8, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of individuals as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Section 1.8. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall

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be irrevocable unless and until this Agreement terminates or expires pursuant to Section 2. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 2, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

1.10 Board Committees. For so long as GPP and its affiliates continue to own beneficially 10,000,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock, and subject to appropriate adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date hereof), the individuals comprising every committee of the Board (including the compensation committee) shall include at least one GPP Designee, who shall be designated by GPP.

2.	TERMINATION.

2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act that results in all of the Preferred Stock being converted into Common Stock;

(b) the date of closing of a Sale of the Company and the distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided, that the provisions of Section 1.8 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 1.8 with respect to such Sale of the Company; or

(c) the date as of which the parties hereto terminate this Agreement by written consent of (i) the Company; (ii) the Investors holding a majority of the outstanding shares of Series B Preferred Stock and (iii) the parties hereto holding a majority of the outstanding Shares (voting or consenting together as a single class).

3.	MISCELLANEOUS.

3.1 Ownership. Each Key Holder represents and warrants to the Investors and the Company that (a) such Key Holder now owns the Key Holder Shares listed on EXHIBIT A hereto, free and clear of liens or encumbrances (other than the restrictions imposed in connection with the transactions contemplated under Series B Purchase Agreement), and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and

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binding obligation of, such Key Holder enforceable in accordance with its terms. Each Investor represents and warrants to the Investors and the Company that (a) such Investor now owns the Investor Shares listed on EXHIBIT B hereto, free and clear of liens or encumbrances (other than the restrictions imposed in connection with the transactions contemplated under Series B Purchase Agreement), and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms.

3.2 Further Action. If and whenever any Key Holder Shares are sold, the Key Holders or the personal representative of the Key Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such Person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

3.5 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (i) the Company; (ii) the Investors holding a majority of the outstanding shares of Series B Preferred Stock and (iii) the parties hereto holding a majority of the outstanding Shares (voting or consenting together as a single class); provided, however, that (a) Section 1.3(a) of this Agreement shall not be amended, modified or waived in any manner without the prior written approval of GPP so long as GPP is entitled to designate any directors pursuant to Section 1.3(a); (b) Section 1.3(b) of this Agreement shall not be amended, modified or waived in any manner without the prior written approval of Chrysalis so long as Chrysalis is entitled to designate a director pursuant to Section 1.3(b). Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party. Notwithstanding the foregoing, this Agreement may be amended to add additional holders of Common Stock or Preferred Stock as “Key Holders” or “Investors” hereunder by an instrument in writing signed by the Company and such additional holders.

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3.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.8 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.

3.9 Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant of the Company, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant (an “Additional Holder”) to execute a counterpart signature page hereto as a Key Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder. This Agreement, including EXHIBIT A and EXHIBIT B hereto, shall be amended by the Company without the consent of the Key Holders or the Investors to include any Additional Holders as “Key Holders.”

3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.11 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.12 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

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3.13 Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.14 Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent, if to the Company, to the address set forth on the signature page hereto and if to any Key Holder or Investor, to the addressee set forth on EXHIBIT A or EXHIBIT B hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.15 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

COMPANY:

CONNECTURE, INC.

By:	/s/ R. Douglas Schneider

Name:	R. Douglas Schneider
Title:	CEO

Address for Notices:

18500 W. Corporate Drive

Suite 250

Brookfield, WI 53045

INVESTORS:

GPP-CONNECTURE, LLC

By:	/s/ Adam Dolder
Name:	Adam Dolder
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

Chrysalis Ventures II, L.P.
	(Signature)		(Print Name of Entity)

Name:		By:	/s/ David A. Jones

		Name:	David A. Jones, Jr.
		Title:	Member

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

LiveOak Equity Partners L.P.
	(Signature)		(Print Name of Entity)

Name:		By:	/s/ James A. Gilbert

		Name:	James A. Gilbert
		Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:	Entity:

SSM Venture Associates, L.P.
(Signature)		(Print Name of Entity)

	By:	SSM II, L.P., general partner
	By:	SSM Corporation, general partner
	By:	/s/ James D. Witherington, Jr.
	Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:	Entity:

SSM Venture Partners II, L.P.
(Signature)		(Print Name of Entity)

	By:	SSM II, L.P., general partner
	By:	SSM Corporation, general partner
	By:	/s/ James D. Witherington, Jr.
	Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Anne G. Hennessy
	(Signature)		(Print Name of Entity)

Name:	Anne G. Hennessy	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Boyd Faust
	(Signature)		(Print Name of Entity)

Name:	Boyd Faust	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Daniel Maynard
	(Signature)		(Print Name of Entity)

Name:	Daniel Maynard	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ David Geuss
	(Signature)		(Print Name of Entity)

Name:	David Geuss	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ David Sockel
	(Signature)		(Print Name of Entity)

Name:	David Sockel	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Edward D. McCrady
	(Signature)		(Print Name of Entity)

Name:	Edward D. McCrady	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Jonathan D. Goldman
	(Signature)		(Print Name of Entity)

Name:	Jonathan D. Goldman	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Lisa Mayer
	(Signature)		(Print Name of Entity)

Name:	Lisa Mayer	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Minal Patel
	(Signature)		(Print Name of Entity)

Name:	Minal Patel	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Robert Douglas Schneider
	(Signature)		(Print Name of Entity)

Name:	Robert Douglas Schneider	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Sandra Woodard
	(Signature)		(Print Name of Entity)

Name:	Sandra Woodard	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Wendy Grossman
	(Signature)		(Print Name of Entity)

Name:	Wendy Grossman (on behalf of Shirley Faecher and Arthur Faecher)	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Individual:		Entity:

/s/ Yong Zou
	(Signature)		(Print Name of Entity)

Name:	Yong Zou	By:

Name:
Title:

EXHIBIT A

LIST OF KEY HOLDERS

NAME AND ADDRESS OF KEY HOLDER	SHARES OF COMMON STOCK	SHARES OF SERIES A PREFERRED STOCK
Anne Hennessey ###### ######	0	24,521

Arthur Faecher ###### ###### ######	0	1,908

Boyd Faust ###### ######	0	3,816

Daniel Maynard ###### ######	0	49,465

David Geuss ###### ######	0	69

David Sockel ###### ######	0	7,869

Ed McCrady ###### ######	0	1,080

Jonathan Goldman ###### ######	0	1,080

Lisa Mayer ###### ######	0	381

Minal Patel ###### ######	0	1,641

Robert Douglas Schneider ###### ###### ###### ######	240,000	0

NAME AND ADDRESS OF KEY HOLDER	SHARES OF COMMON STOCK	SHARES OF SERIES A PREFERRED STOCK
Sandra Woodard ###### ######	0	114

Shirley Faecher ###### ###### ######	0	3,234

Yong Zou ###### ######	0	572

Total	240,000	95,750

EXHIBIT B

LIST OF INVESTORS

NAME	ADDRESS	COMMON STOCK	SERIES A PREFERRED STOCK	SERIES B PREFERRED STOCK
GPP—Connecture, LLC	c/o Great Point Partners, LLC 165 Mason Street, 3rd Floor Greenwich, CT 06830 Attention: Charlie Myers and Brett Carlson	0	0	17,696,553

Chrysalis Ventures II, L.P.	101 South Fifth Street Suite 1650 Louisville, KY 40202-3122 Attention: David A. Jones, Jr. and Alan Ying	0	10,886,316	2,000,000

LiveOak Equity Partners, L.P.	1268 Park Vista Drive Atlanta, GA 30319 Attention: James A. Gilbert	0	4,773,387

SSM Venture Associates, L.P.	c/o Jim Witherington 6075 Poplar Avenue Suite 335 Memphis, TN 38119	0	1,492,434

SSM Venture Partners II, L.P.	c/o Jim Witherington 6075 Poplar Avenue Suite 335 Memphis, TN 38119	0	7,640,186
TOTAL:		0	24,792,323	19,696,553